As filed with the Securities and Exchange Commission on January 14, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arden Realty, Inc.	Arden Realty Limited Partnership
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Maryland	Maryland
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
95-4578533	95-4599813
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025
(310) 966-2600
(Address, including zip code, and telephone number,
including area code, of each registrant’s principal executive offices)	Richard S. Davis 11601 Wilshire Boulevard Fourth Floor Los Angeles, California 90025 (310) 966-2600 (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Copies To:

James P. Beaubien, Esq.
David L. Kuiper, Esq.
Latham &Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071-2007
(213) 485-1234

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form S-3 are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered(1)	Registered	Price Per Unit(2)	Offering Price	Fee(3)

Arden Realty Limited Partnership Debt Securities(4)	$500,000,000		$500,000,000(5)	$46,350(6)
Arden Realty, Inc.	$257,187,398		$257,187,398	$30,271
Common Stock
Preferred Stock
Guarantees of Debt Securities(4)
Total	$757,187,398		$757,187,398	$76,621

(1)	This registration statement also covers contracts which may be issued by the registrants under which the counterparty may be required to purchase common stock, preferred stock or debt securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	The proposed maximum offering price per unit has been omitted pursuant to Instruction II.D. of Form S-3 and will be determined, from time to time, by the registrants in connection with the issuance of the securities registered hereunder.
(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(4)	Debt securities offered by Arden Realty Limited Partnership may be accompanied by guarantees to be issued by Arden Realty, Inc. Under Rule 457(n), no registration fee is required to be paid with respect to the guarantees.
(5)	Excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(6)	On July 24, 2001, Arden Realty Limited Partnership registered $400,000,000 of debt securities pursuant to a registration statement filed on Form S-3 (File No. 333-63918) and paid a registration fee of $100,000. As of the date of this registration statement, $50,000,000 of those debt securities remains to be issued. Pursuant to Rule 457(p) under the Securities Act, the registrant may calculate the aggregate amount of the filing fee associated with the unsold securities and offset such amount against the filing fee due for this registration statement. The amount of the offset is $12,500, resulting in a net fee payable herewith of $46,350 with respect to the debt securities.

     Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus and relates to $50,000,000 of debt securities registered under the registration statement on Form S-3 filed by Arden Realty Limited Partnership and Arden Realty, Inc. (File No. 333-63918), which have not been sold, and $257,187,398 of common stock and preferred stock registered under the registration statement on Form S-3 filed by Arden Realty, Inc. (File No. 333-44141), which have not been sold. In the event any of such previously registered securities has been offered prior to the effective date of this registration statement, it will not be included in any prospectus hereunder. The amount of securities being registered hereunder represents the maximum amount of securities which is expected to be offered for sale.

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2005

PROSPECTUS
$500,000,000
ARDEN REALTY LIMITED PARTNERSHIP
Debt Securities

$257,187,398

ARDEN REALTY, INC.
Common Stock,
Preferred Stock and Guarantees

        This prospectus describes debt securities and equity securities we may issue and sell at various times.

      Arden Realty Limited Partnership may offer up to $500,000,000 of its debt securities in one or more series. Arden Realty, Inc., may unconditionally guarantee the payment obligations on the debt securities.

      Arden Realty, Inc. may offer up to $257,187,398 of its common stock, $.01 par value per share, and its preferred stock, $.01 par value per share.

      Our debt securities, our preferred stock and our common stock (collectively referred to as our securities), may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

      The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, where applicable:

•	in the case of our debt securities, the specific title, aggregate principal amount, currency, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption or repayment, terms for sinking fund payments, covenants and any initial public offering price;

•	in the case of our preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions, qualifications and terms and conditions of redemption and any initial public offering price; and

•	in the case of our common stock, any initial public offering price.

      In addition, the specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations, and any exchange listing of the securities covered by the prospectus supplement. You should read this prospectus and any supplement carefully before you invest.

      Our common stock is traded on the New York Stock Exchange under the symbol “ARI.” On January 11, 2005, the last reported sale price of the common stock was $34.42 per share.

      Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

      For a discussion of material risks that you should consider before you invest in our securities, see “Risk Factors” in the most recently filed Annual Reports of Arden Realty Limited Partnership and Arden Realty, Inc. on Form 10-K.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplements to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplements as if we had authorized it. This prospectus and the accompanying supplements do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplements constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the supplements is correct on any date after their respective dates, even though this prospectus and the supplement are delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, Arden Realty Limited Partnership may sell debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000 and Arden Realty, Inc. may sell the common stock, preferred stock and guarantees described in this prospectus in one or more offerings up to a total dollar amount of $257,187,398. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

      As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents. For further information about us or the securities offered under this prospectus, you should refer to the registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”

      In this prospectus, unless otherwise indicated or unless the context requires otherwise, the terms “us,” “we” and “our” refers to Arden Realty, Inc., Arden Realty Limited Partnership and our affiliated entities as a consolidated group, the term “Arden Realty” refers to Arden Realty, Inc. and the term the “operating partnership” refers to Arden Realty Limited Partnership.

WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement contains additional information about us and the securities offered hereby. Statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document are not complete, and in each instance we refer you to the copy of the contract or document filed with the SEC as an exhibit to the registration statement.

      Arden Realty and the operating partnership, respectively, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed at the SEC’s public reference rooms. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Arden Realty’s common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning Arden Realty can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have established a Web site at http://www.ardenrealty.com. The information on our Web site is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

      The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means:

•	Incorporated documents are considered part of this prospectus;

•	We can disclose important information to you by referring you to those documents; and

•	Information that we file with the SEC will automatically update and supersede the information in this prospectus.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Annual Reports of Arden Realty Limited Partnership and Arden Realty, Inc. on Form 10-K for the year ended December 31, 2003;

•	Quarterly Reports of Arden Realty Limited Partnership and Arden Realty, Inc. on Form 10-Q for the quarter ended March 31, 2004;

•	Quarterly Reports of Arden Realty Limited Partnership and Arden Realty, Inc. on Form 10-Q for the quarter ended June 30, 2004;

•	Quarterly Reports of Arden Realty Limited Partnership and Arden Realty, Inc. on Form 10-Q for the quarter ended September 30, 2004;

•	Current Report of Arden Realty Limited Partnership on Form 8-K filed on August 27, 2004.

•	Current Report of Arden Realty, Inc. on Form 8-K filed on January 11, 2005.

•	The description of Arden Realty, Inc.’s common stock contained in Arden Realty’s registration statement on Form 8-A filed on September 18, 1996 including amendments dated October 1, 1996 and October 3, 1996 (File No. 1-12913), including any subsequently filed amendments and reports updating such description; and

      If any statement in this prospectus is inconsistent with a statement in one of the incorporated documents referred to above, then the statement in the incorporated document will be deemed to have been superseded by the statement in this prospectus.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the end of the offering:

•	Reports filed under Sections 13(a) and (c) of the Exchange Act;

•	Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	Any reports filed under Section 15(d) of the Exchange Act.

      As described above, we incorporate by reference into the prospectus specified documents that we have filed or may file with the SEC under the Exchange Act. However, no document that we have “furnished” or may in the future “furnish” with the SEC pursuant to the Exchange Act shall be incorporated by reference into the prospectus. You may request a copy of any filings referred to above, at no cost, by writing or telephoning us at the following address and telephone number:

Arden Realty, Inc.

Attention: Investor Relations
11601 Wilshire Boulevard, Fourth Floor
Los Angeles, California 90025
(310) 966-2600

      You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

FORWARD-LOOKING STATEMENTS

      This prospectus, the prospectus supplements and the documents incorporated by reference include forward-looking statements including, in particular, the statements about our plans, strategies and prospects. Forward-looking statements may also be found in projections about the performance of properties we may develop or acquire, our other business development activities, future capital expenditures, access to financing sources and effects of regulations. You can identify forward-looking statements by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “pro forma,”

“expect,” “should,” “would,” “assume,” variations of such words and similar expressions. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, various events, risks and uncertainties could significantly affect our future results. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

      You should not unduly rely on any forward-looking statements. Material risks that could cause actual results to differ materially from our forward-looking statements can be found under the heading “Risk Factors” in the Annual Reports of Arden Realty and the operating partnership on Form 10-K for the year ended December 31, 2003, as updated from time to time by our future filings under the Exchange Act. You may obtain copies of these documents as described under “Where You Can Find More Information” above.

      All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

ARDEN REALTY AND THE OPERATING PARTNERSHIP

      We are a full-service real estate organization that owns, manages, leases, develops, renovates, acquires and sells commercial properties located in Southern California. We are managed by 6 senior executive officers who have experience in the real estate industry ranging from 14 to 35 years and who collectively have an average of 20 years of experience. We perform all property management, construction management, accounting, finance and acquisition and disposition activities and a majority of our leasing transactions for our portfolio with our staff of approximately 300 employees. As of September 30, 2004, we directly or indirectly owned a portfolio of 127 primarily suburban office properties, consisting of 209 buildings with approximately 18.7 million net rentable square feet, excluding one building currently under renovation. As of September 30, 2004 and December 31, 2003, our operating portfolio was 91.1% and 90.4% occupied, respectively.

      Our primary business strategy is to actively manage our portfolio to seek to achieve gains in rental rates and occupancy, control operating expenses and maximize income from ancillary operations and services. When market conditions permit, we may also renovate existing or new properties or selectively develop or acquire new properties that add value and fit strategically into our portfolio. We may also sell existing properties and place the proceeds into investments we believe will generate higher long-term value.

      We continue to seek to build a tenant base of smaller, diverse companies that limits our exposure to any single tenant or industry. Smaller tenants typically translate into shorter-term leases. Shorter-term leases provide greater opportunity for renewing a substantial portion of our portfolio at higher rental rates each year during strong markets, but create challenges to maintain occupancy and rates when markets weaken. As of the date of this prospectus, the average term of our leases is 4 to 5 years, resulting in approximately 15% to 20% of our leases expiring annually.

      We closely monitor our operating expenses and capital expenditures to sustain or improve operating margins and dividend coverage. We may defer discretionary operating expenses and capital expenditures depending on market conditions.

      The operating partnership is a Maryland limited partnership. Arden Realty is the operating partnership’s sole general partner and, as of September 30, 2004, owned 97.5% of its common partnership units. Arden Realty is a Maryland corporation organized in 1996 to qualify as a real estate investment trust, or REIT, for federal income tax purposes. Arden Realty conducts substantially all of its operations through the operating partnership and the subsidiaries of the operating partnership. Our executive offices are located at 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025 and the telephone number is (310) 966-2600.

RISK FACTORS

      Before you decide whether to purchase any of the securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in the Annual Reports of Arden Realty and the operating partnership on Form 10-K for the year ended December 31, 2003, as updated from time to time by our future filings under the Securities Exchange Act of 1934. In addition, you should carefully consider any risk factors set forth in the prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.”

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated:

Nine Months
	Ended	Year Ended December 31,
September 30,
	2004	2003	2002	2001	2000	1999

Ratio of Earnings to Fixed Charges for Arden Realty Limited Partnership	1.62x	1.63x	1.73x	2.00x	1.97x	2.30x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for Arden Realty, Inc.	1.54x	1.56x	1.66x	1.91x	1.88x	2.22x

      In computing the ratios above, earnings have been calculated by adding fixed charges, excluding capitalized interest and preferred unit distributions, to income or loss before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness and preferred unit distributions.

USE OF PROCEEDS

      Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general purposes, which may include the repayment of indebtedness and the renovation, acquisition or development of additional properties. We may temporarily invest net proceeds from the sale of the securities in short-term securities.

DESCRIPTION OF DEBT SECURITIES

General

      The operating partnership may offer under this prospectus up to $500,000,000 aggregate principal amount of debt securities, or its equivalent in another currency based on the exchange rate at the time of sale. The debt securities will be direct, non-convertible, obligations of the operating partnership, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The operating partnership may issue the debt securities in one or more series. The operating partnership need not issue all debt securities of one series at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

      The operating partnership will issue the debt securities under the indenture dated as of March 14, 2000 as amended or supplemented from time to time, between the operating partnership and The Bank of New York, as trustee, or another indenture described in the applicable prospectus supplement and filed with the SEC. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. Capitalized terms not defined where first used are defined at the end of this section of the prospectus under the heading “Definitions.”

      The operating partnership may designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The Bank of New York, together with any other trustees appointed with respect to a particular series of debt securities are referred to in this prospectus as the trustee. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee and, except as we state otherwise in this prospectus, any action to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the series of debt securities for which it is trustee.

      The following summary sets forth material terms and provisions of the debt securities and the indenture dated as of March 14, 2000. It does not restate the indenture in its entirety. We urge you to read the entire indenture because it, and not this description, defines your rights as a holder of the debt securities.

Specification of Terms

      We will describe the particular terms of an offering of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, in the applicable prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to the prospectus supplement applicable to that series and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the terms of the prospectus supplement will control.

      The prospectus supplement will specify, among other things:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate amount;

•	the price at which the operating partnership will issue the debt securities;

•	the dates, or the method for determining the dates, on which the operating partnership will pay the principal of the debt securities;

•	the fixed or variable rates at which the debt securities will bear interest, if any, or the method by which such rates will be determined;

•	the dates, or the method for determining the dates, from which any interest will accrue, the dates upon which any interest will be payable and the record dates for payment of interest, or the method by which the record dates will be determined;

•	the places, if any, other than or in addition to the city of Los Angeles, where the principal of, and premium and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the operating partnership in respect of the debt securities and the indenture may be served;

•	any obligation the operating partnership has to redeem, repay or repurchase the debt securities, in whole or in part, at the option of a holder of the debt securities, and the terms and conditions upon which the operating partnership will redeem, repay or repurchase the debt securities;

•	if other than the trustee, the identity of each security registrar and paying agent;

•	any sinking fund or similar provisions;

•	if other than United States dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

•	any provisions granting special rights to holders of the debt securities;

•	any deletions from, modifications of, or additions to the events of default or covenants of the operating partnership with respect to the debt securities, and whether or not such events of default or covenants are consistent with the events of default or covenants of the indenture;

•	the person to whom any interest will be payable, if other than the person in whose name the debt security is registered; and

•	any other terms of the debt securities and any deletions from or modifications or additions to the indenture in respect of the debt securities, and whether or not such terms are consistent with the other provisions of the indenture.

      The operating partnership may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In such cases, we will describe any material U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations and Payment

      The debt securities of any series will be issuable in denominations of $1,000 or any larger amount that is an integral multiple of $1,000.

      Principal of, premium, if any, and interest, if any, on the debt securities will be payable at the office of the trustee, The Bank of New York, 700 S. Flower Street, Suite 500, Los Angeles, California 90017 or as we otherwise designate in the applicable prospectus supplement. At the operating partnership’s option, interest may be paid by check mailed to the address of the person entitled to the payment as the person’s address appears in the security register or by wire transfer, if proper wire instructions are on file with the trustee or are received at presentment, to an account maintained by the payee located in the United States.

      The operating partnership will pay interest, other than defaulted interest, on the interest payment dates to registered holders of debt securities on the applicable record date, except that interest payable on the maturity date, a redemption date or a repayment date will be payable to the person to whom principal is payable. If, however, the operating partnership would have made a regular interest payment on the maturity date, a redemption date or a repayment date, the operating partnership will make that regular interest payment to the holder as of the regular record date, even if it is not the same person to whom the operating partnership is paying the principal amount.

      If the operating partnership originally issues a debt security between a record date and an interest payment date, the operating partnership will make the first payment of interest on the interest payment date following the next record date to the registered owner on that record date.

      Payments of interest on any interest payment date, maturity date, redemption date or repayment date will include interest accrued from and including the immediately preceding interest payment date, or from and including the date of issue if no interest has been paid or duly provided for, to, but excluding, the interest payment date, maturity date or redemption date.

Global Securities

      Rather than issue the debt securities in the form of physical certificates, the operating partnership will generally issue the debt securities in book-entry form evidenced by one or more global securities. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as DTC’s nominee.

      DTC holds securities for its participants to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants, or their representatives, together with other entities, own DTC.

      Purchases of debt securities under the DTC system must be made by or through participants, which will receive a credit for the debt securities on DTC’s records. Holders who are DTC participants may hold their interests in global securities directly through DTC. Holders who are not DTC participants may beneficially own interests in a global security held by DTC only through DTC participants, or through banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant and have indirect access to the DTC system. The ownership interest of each actual purchaser is recorded on the participant’s and indirect participants’ records. Purchasers will not receive written confirmation from DTC of their purchase, but should receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the purchasers entered into the transaction.

      So long as Cede & Co. is the registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of the global security. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

      Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to the participants whose accounts are credited with the debt securities on the record date. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of participants whose accounts are credited with DTC interests in the relevant global security.

      Unless the operating partnership’s use of the book-entry system is discontinued, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability of those holders to transfer their beneficial interests in the global security.

      The global securities will be exchangeable for certificated debt securities only if:

•	the operating partnership in its sole discretion elects to do so; or

•	DTC is unwilling or unable to continue as depository and a successor depository is not appointed by the operating partnership within 90 days;

•	an event of default has occurred and is continuing with respect to any series of debt securities and beneficial owners representing a majority in aggregate principal amount of that series advises DTC to cease acting as depository.

      In any of the foregoing events, certificates for the debt securities will be printed and delivered in exchange for interests in the global security. Any global security that is so exchanged will be exchanged for debt securities of equal terms and rank, in authorized denominations and registered as directed by DTC. We expect that DTC’s instruction will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security.

      Delivery of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

      Redemption notices will be sent to Cede &Co. If less than all of the principal amount of the global securities of the same series is being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in the global securities to be redeemed.

      Principal, Make-Whole Amounts and interest payments on the debt securities will be made to Cede & Co. by wire transfer of immediately available funds. DTC’s practice is to credit participants’ accounts on the payable date in accordance with their respective holdings shown on DTC’s records unless DTC believes that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of the participants and indirect participants.

      DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we are not responsible for its accuracy. The rules applicable to DTC and its participants are on file with the SEC. Neither we nor any trustee, registrar or paying agent are responsible for the performance by DTC or their participants or indirect participants under the rules and procedures governing their operations or for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Guarantees

      Unless Arden Realty expressly guarantees the operating partnership’s obligations, the operating partnership’s debt securities are not guaranteed. See “Description of Guarantees.”

Covenants

      The indenture contains various covenants for the benefit of the holders of debt securities. Compliance with the covenants generally may not be waived by the operating partnership, or by the trustee unless the holders of at least a majority in principal amount of all outstanding debt securities consent to the waiver, except in accordance with the defeasance and covenant defeasance provisions of the indenture. See “Discharge, Defeasance and Covenant Defeasance.”

Limitations on Incurrence of Debt

      The operating partnership will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of that Debt and the application of the net proceeds from that Debt, the aggregate principal amount of all of the operating partnership’s and its subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of:

•	its Total Assets as of the end of the fiscal quarter covered in its most recent quarterly or annual financial statements, as the case may be, most recently required to be delivered to holders pursuant to the indenture, prior to the incurrence of the additional Debt; and

•	the increase or decrease in Total Assets from the end of that quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of the additional Debt.

      In addition to the foregoing limitation on the incurrence of Debt, the operating partnership will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred would have been less than 1.5 to 1.0 on a pro forma basis, after giving effect to the incurrence of the Debt and to the application of the net proceeds from that Debt, and calculated on the assumption that:

•	the Debt and any other Debt incurred by the operating partnership and its subsidiaries since the first day of the four-quarter period, which was outstanding at the end of that period, had been incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

•	the repayment or retirement of any other Debt by the operating partnership or its subsidiaries since the first day of the four-quarter period had been repaid or retired at the beginning of that period, except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of that Debt during that period;

•	in the case of Acquired Indebtedness or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

•	in the case of any increase or decrease in Total Assets, or any other acquisition or disposition by the operating partnership or any subsidiary of any asset or group of assets since the first day of that four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, that increase, decrease or other acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments to revenues, expenses and Debt levels with respect to that increase, decrease or other acquisition or disposition being included in that pro forma calculation.

      Further, the operating partnership will not, and will not permit any subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of the additional Secured Debt, and the application of the net proceeds from that Debt, the aggregate principal amount of all of its and its subsidiaries’ outstanding Secured Debt determined on a consolidated basis in accordance with GAAP is greater than 40% of the Total Assets plus or minus any increase or decrease in Total Assets from the end of the last reported quarter.

      For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt will be deemed to be “incurred” by the operating partnership or its subsidiary whenever it or its subsidiary creates, assumes, guarantees or otherwise becomes liable in respect of that Debt.

Maintenance of Total Unencumbered Assets

      The operating partnership will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of all of its and its subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Merger, Consolidation or Sale

      The operating partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that:

•	either the operating partnership will be the continuing entity, or the successor entity will expressly assume, by supplemental indenture, satisfactory to the trustee, executed and delivered to the trustee by that entity, the due and punctual payment of the principal of, and premium or Make-Whole Amount, if any, and interest on all of the debt securities, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by the operating partnership;

•	the successor entity is an entity organized and existing under the laws of the United States;

•	immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of the operating partnership or any of its subsidiaries as a result thereof as having been incurred by the operating partnership or one of its subsidiaries at the time of the transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, will have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering these conditions is delivered to the trustee.

Existence

      Except as described above, the operating partnership will preserve and keep in full force and effect its existence, rights and franchises. The operating partnership will not be required to preserve any right or franchise if it determines that preserving that right or franchise is no longer desirable in the conduct of its business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Maintenance of Properties

      The operating partnership will maintain and keep all of its material properties used or useful in the conduct of its business or the business of any subsidiary in good condition, repair and working order and supplied with all necessary equipment and will make all necessary repairs, renewals, replacements, betterments and improvements, all as in its reasonable judgment may be necessary so that their business may be properly and advantageously conducted at all times. The operating partnership and its subsidiaries will not be prevented from selling or otherwise disposing of its properties for value in the ordinary course of business.

Insurance

      The operating partnership and each of its subsidiaries will keep in force upon all of their properties and operations insurance policies carried with responsible companies in customary amounts and covering customary risks in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims

      The operating partnership will pay or discharge before delinquency:

•	all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon of any of their income, profits or property; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any subsidiary.

      The operating partnership will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which it has set apart and maintain an adequate reserve in accordance with GAAP.

Provision of Financial Information

      Whether or not the operating partnership is subject to Section 13 or 15(d) of the Securities Exchange Act, it will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Sections 13 or 15(d) if it were subject to those sections. The operating partnership will file these documents with the SEC on or prior to the respective dates by which it would have been required to file these documents if it were subject to those sections. The operating partnership also will:

•	within 15 days of each date Sections 13 or 15(d) require documents to be filed, mail copies of the documents to all holders of debt securities and the trustee.

•	if filing these documents by the operating partnership with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.

Discharge, Defeasance and Covenant Defeasance

      The operating partnership is permitted under the indenture to discharge specific obligations to the holders of the debt securities that have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee, in trust, funds in the currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or Make-Whole Amount, if any, and interest to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity date or redemption date, as the case may be.

      The indenture also provides that operating partnership may elect either:

•	to defease and be discharged from any and all obligations with respect to the debt securities other than the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust, which is referred to as “covenant defeasance”; or

•	to be released from its obligations under specified covenants of the indenture relating to limitations on the incurrence of Debt, maintenance of Total Unencumbered Assets, its existence, maintenance of its properties, insurance, payment of taxes and other claims and provision of financial information, and any omission to comply with these obligations will not constitute an Event of Default with respect to the debt securities which is referred to as “covenant defeasance”;

in either case upon the irrevocable deposit by the operating partnership with the trustee, in trust, of an amount, in the currency in which the debt securities are payable, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities or analogous payments thereon, on their scheduled due dates.

      A trust may only be established if, among other things, the operating partnership has delivered to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture.

      If the operating partnership effects covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any Event of Default and Event of Default with respect to covenants or other obligations would no longer be applicable to the debt securities as a result of the covenant defeasance, the amount in the currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the Default. The operating partnership would remain liable, however, to make payment of the amounts due at the time of acceleration.

Events of Default, Notice and Waiver

      Any one of the following events will constitute an Event of Default under the Indenture:

•	default in the payment of any interest when the interest becomes due and payable that continues for a period of 30 days;

•	default in the payment of the principal of, or premium or Make-Whole Amount, if any, on, any debt security when it becomes due and payable at its maturity date or by declaration of acceleration, notice of redemption or otherwise;

•	default in deposit of any sinking fund payment when due;

•	default in the performance, or breach, of any of its covenants or warranties in the indenture with respect to any debt security that continues for 60 days after written notice is provided pursuant to the indenture;

•	a default by the operating partnership in the payment of an aggregate principal amount exceeding $15,000,000 if any evidence of recourse indebtedness under which the indebtedness is issued or by which the indebtedness is secured, the default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of the indebtedness, but only if the indebtedness is not discharged, or the acceleration is not rescinded or annulled, and the default continues for 10 days after written notice is provided pursuant to the indenture; or

•	specific events of bankruptcy, insolvency or reorganization defined in the indenture.

      If an Event of Default under the indenture occurs and is continuing, other than Events of Default arising in connection with specific events of bankruptcy, insolvency or reorganization, the trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities may declare the principal amount and premium or Make-Whole Amount, if any, and accrued interest on all the debt securities to be due and payable immediately by written notice to the operating partnership, and to the trustee if given by the holders. However, at any time after a declaration of acceleration with respect to the debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities may, by written notice to the operating partnership and the trustee, rescind and annul the declaration and its consequences if:

•	the operating partnership has deposited with the trustee all required payments of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities, plus specified fees, expenses, disbursements and advances of the trustee; and

•	all Events of Default with respect to the debt securities, other than the non-payment of principal of, or premium or Make-Whole Amount, if any, or interest on the debt securities which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

      The holders of not less than a majority in principal amount of the debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest payable on any debt security of that series; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each debt security of the affected series.

      The trustee is required to give notice to the holders of the debt securities within 90 days of the occurrence of a default under the indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of the debt securities of any default, except a default in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest on the debt securities or payment of a sinking fund installment, if and so long as specified responsible officers of the trustee determine in good faith that the withholding of the notice is in the interest of the holders.

      The indenture provides that no holder of the debt securities may institute any proceedings, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the payment of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities on the due date.

      Defaults, except a default in the payment of principal of, or premium or Make-Whole Amount, if any, or interest on the debt securities or default with respect to a covenant or provision which cannot be modified under the terms of the indenture without the consent of each holder affected, may be waived by the holders of not less than a majority of principal amount of the then outstanding debt securities, upon the conditions provided in the indenture.

      Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities not joining therein and the trustee may take any other action it deems proper not inconsistent with the direction given.

      Within 120 days after the close of each fiscal year, the operating partnership must deliver to the trustee a certificate, signed by one of its specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of each default.

Modification of the Indenture

      Modifications and amendments of the indenture may be made only with the consent of the holders of not less than a majority in principal amount of each series affected by the modification or amendment; however, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or premium or Make-Whole Amount, if any, on, or any installment of interest on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of the debt securities;

•	change the place of payment, or the coin or currency, for payment of principal, or premium, or Make-Whole Amount, if any, or interest on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities on or after the stated maturity of any debt securities;

•	reduce the above-stated percentage in principal amount of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture, for any waiver with respect to the debt securities, or to waive compliance with specified provisions of the indenture or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required percentage to effect the action or to provide that specified other provisions of the indenture may not be modified or waived without the consent of the holder of each debt security.

      The holders of not less than a majority in principal amount of each series of debt securities have the right to waive compliance by the operating partnership with specific covenants in the indenture.

      Modifications and amendments of the indenture may be permitted to be made by the operating partnership and the trustee without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to the operating partnership as obligor under the indenture and the debt securities;

•	to add to its covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the operating partnership in the indenture;

•	to add Events of Default for the benefit of the holders of the debt securities;

•	to change or eliminate any provisions of the indenture, provided that any change or elimination will become effective only when the outstanding debt securities are not entitled to the benefit of that provision;

•	to secure the debt securities;

•	to establish the form or terms of the debt securities;

•	to appoint a successor trustee or additional trustees;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that the action is not inconsistent with the provisions of the indenture and will not adversely affect the interests of holders of debt securities in any material respect;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities in any material respect, or;

•	to add or change any provisions of the indenture to qualify the indenture under the Trust Indenture Act or to register the debt securities under the Securities Act.

      The indenture contains provisions for convening meetings of the holders of the debt securities. A meeting may be called at any time by the trustee, and also will be called, upon request, by the operating partnership or the holders of at least 10% in principal amount of the outstanding debt securities of any series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specific percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of the debt securities duly held in accordance with the indenture will be binding on all holders of debt securities. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons entitled to vote the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

      Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of the debt securities with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or the holders of that series and any other series:

•	there will be no minimum quorum requirement for the meeting; and

•	the principal amount of the outstanding debt securities of the series that votes in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Definitions

      As used in the indenture and the description of the indenture in this prospectus:

      “Acquired Indebtedness” means Debt of a person existing at the time the person becomes a subsidiary or that is assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or that acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

      “Annual Debt Service Charge” as of any date means the amount which is expensed in any 12-month period for Consolidated Interest Expense of the operating partnership and its subsidiaries.

      “Consolidated Income Available for Debt Service” as of any date means the operating partnership’s and its subsidiaries’ Consolidated Net Income plus amounts that have been deducted in determining Consolidated Net Income during that period for:

•	Consolidated Interest Expense;

•	provision for taxes of the operating partnership and its subsidiaries based on income;

•	depreciation and amortization, other than amortization of debt discount;

•	provisions for losses from sales or joint ventures;

•	increases in deferred taxes and other non-cash items;

•	charges resulting from a change in accounting principles; and

•	charges for early extinguishment of debt;

•	less amounts which have been added in determining Consolidated Net Income during that period for:

•	provisions for gains from sales or joint ventures; and

•	decreases in deferred taxes and other non-cash items.

      “Consolidated Interest Expense” means, for any period, and without duplication, all interest, including the interest component of rentals on leases reflected in accordance with GAAP as capitalized leases on the operating partnership’s consolidated balance sheet, letter of credit fees, commitment fees and other like financial charges, and all amortization of debt discount on all Debt, including payment-in-kind, zero coupon and other securities, of the operating partnership and its subsidiaries, but excluding legal fees, title insurance charges and other out-of-pocket fees and expenses incurred in connection with the issuance of Debt, all determined in accordance with GAAP.

      “Consolidated Net Income” for any period means the amount of net income, or loss, of the operating partnership and its subsidiaries for the period determined on a consolidated basis in accordance with GAAP.

      “Debt” means, without duplication, any indebtedness of the operating partnership or its subsidiary, whether or not contingent, in respect of:

•	borrowed money evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by it or any subsidiary;

•	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable; or

•	any lease of property by the operating partnership or any subsidiary as lessee which is reflected on its consolidated balance sheet as a capitalized lease in accordance with GAAP;

but in the case of items of indebtedness incurred under the first three points above, only to the extent that any items, other than letters of credit, would appear as a liability on the operating partnership’s consolidated balance sheet in accordance with GAAP Debt also includes, to the extent not otherwise included:

•	any obligation of the operating partnership or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, indebtedness of another person, other than the operating partnership or any subsidiary;

•	Debt of a subsidiary existing prior to the time it became the operating partnership’s subsidiary is deemed to be incurred upon that subsidiary’s becoming a subsidiary of the operating partnership; and

•	Debt of a person existing prior to a merger or consolidation of that person with the operating partnership or any of its subsidiaries in which that person is the operating partnership’s subsidiary’s successor is deemed to be incurred upon the consummation of that merger or consolidation.

•	Debt does not include any indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP.

      “Government Obligations” means securities that are:

•	direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of its issuer Government Obligation also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

      “Intercompany Debt” means Debt to which the only parties are the operating partnership, Arden Realty and any of their subsidiaries, but only so long as that Debt is held solely by any of the operating partnership, Arden Realty and any subsidiaries and, provided that, in the case of Debt owed by the operating partnership to any subsidiary, the Debt is subordinated in right of payment to the holders of the debt securities.

      “Make-Whole Amount” means, in connection with any optional redemption of any debt securities, the excess, if any, of:

•	the aggregate present value as of the date of redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest, exclusive of interest accrued to the date of redemption or accelerated payment, that would have been payable in respect of each dollar if the redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, the principal and interest at the Reinvestment Rate, determined on the third business day preceding the date notice of the redemption is given, from the respective dates on which the principal and interest would have been payable if the redemption or accelerated payment had not been made, to the date of redemption or accelerated payment; over

•	the aggregate principal amount of the debt securities being redeemed or paid.

      “Reinvestment Rate” means 0.25% plus the arithmetic mean of the yields published in the Statistical Release under the heading “Week Ending” for “U.S. Government Securities — Treasury Constant Maturities” for the maturity, rounded to the nearest month, equal to the remaining life to maturity as of the payment date. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the operating partnership.

      “Secured Debt” means, without duplication, Debt secured by any mortgage, trust deed, deed of trust, deed to secure Debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets. Secured Debt will be deemed to be incurred (a) on the date the operating partnership or any of its subsidiaries create, assume, guarantee or otherwise become liable in respect thereof if it is secured in the manner described in the preceding sentence on that date or (b) on the date the operating partnership or any of its subsidiary first secure the Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.

      “Statistical Release” means the statistical release designated “H.15(519)” or any successor publication that is published weekly by the Federal Reserve System and that reports yields on actively traded United States government securities adjusted to constant maturities, or, if that statistical release is not published at the time of any determination under the indenture, then another reasonably comparable index which the operating partnership will designate.

      “Total Assets” as of any date means the sum of:

•	Undepreciated Real Estate Assets; and

•	all of the operating partnership’s other assets and assets of its subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding intangibles and accounts receivable.

      “Total Unencumbered Assets” as of any date means the sum of:

•	those Undepreciated Real Estate Assets not securing any portion of Secured Debt; and

•	all the operating partnership’s other assets and those of its subsidiaries on a consolidated basis not securing any portion of Secured Debt determined in accordance with GAAP, but excluding accounts receivable and intangibles.

      “Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of the operating partnership’s and its subsidiaries’ real estate assets on that date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

      “Unsecured Debt” means the operating partnership’s Debt or Debt of any of its subsidiaries that is not Secured Debt.

DESCRIPTION OF GUARANTEES

      Arden Realty may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of the guarantee and the indenture. The obligations of Arden Realty under any guarantee will be limited to the maximum amount permitted under applicable federal or state law. The particular terms of any guarantee will be set forth in a prospectus supplement relating to the guaranteed debt securities and the applicable form of note.

DESCRIPTION OF STOCK

      The following summary sets forth the material terms of Arden Realty’s stock. This summary is not complete and is qualified in its entirety by reference to Arden Realty’s charter and bylaws.

General

      Arden Realty’s charter allows for the issuance of up to 100,000,000 shares of common stock, $.01 par value per share, and 20,000,000 shares of preferred stock, $.01 par value per share. As of January 12, 2005 there were 66,325,709 shares of common stock issued and outstanding and no shares of preferred stock were issued and outstanding. Under Maryland law, stockholders generally are not liable for corporate debts or obligations solely as a result of their status as stockholders.

Common Stock

      Subject to the preferential rights of any other shares or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of common stock are entitled to receive dividends on such stock as and when authorized by Arden Realty’s Board of Directors and declared by Arden Realty out of assets legally available for the payment of dividends, and to share ratably in Arden Realty’s assets legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all its known debts and liabilities.

      Subject to the provisions of the charter regarding the restrictions on transfer of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

      Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and, with the exception of Richard S. Ziman’s proportional purchase rights, have no preemptive rights to subscribe for any of Arden Realty’s securities. See “Description of Important Provisions of the Operating Partnership Agreement — Issuance of Additional Common OP Units, Common Stock or Convertible Securities.”

      Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by the Board of Directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Arden Realty’s charter does not provide for a lesser percentage in such situations except that the provisions of the charter relating to authorized shares of stock and the classification and reclassifica-

tion of shares of common stock and preferred stock may be amended by the affirmative vote of the holders of not less than a majority of the votes entitled to be cast on the matter.

      Transfer Agent. The transfer agent and registrar for the common stock is The Bank of New York.

Preferred Stock

      Arden Realty currently has authorized two classes of preferred stock: Class A Junior Participating Preferred Stock and 8 5/8% Series B Cumulative Redeemable Preferred Stock. You should review the articles supplementary for the Class A Junior Participating Preferred Stock and the 8 5/8% Series B Cumulative Redeemable Preferred Stock, copies of which may be obtained as described above under “Where You Can Find More Information.” As of the date of this prospectus, no shares of preferred stock are outstanding and, except for the shares to be offered hereby and by the applicable prospectus supplements, Arden Realty has no present plans to issue any preferred stock.

      In connection with the Board of Directors’ adoption of a rights agreement, Arden Realty designated 1,000,000 shares of its preferred stock Class A Junior Participating Preferred Stock. There is currently no Class A Junior Participating Preferred Stock outstanding. Arden Realty’s Board of Directors voted to amend the rights agreement to accelerate the expiration date of the purchase rights issued under the plan. Under the terms of the amendment, the purchase rights expired at the close of business on June 30, 2003, rather than on August 28, 2008, as initially provided under the rights agreement. The rights agreement terminated on June 30, 2003, upon the expiration of the purchase rights.

      In connection with the operating partnership’s offering of 8 5/8% Series B Preferred Units, Arden Realty designated 2,000,000 shares of its preferred stock as 8 5/8% Series B Cumulative Redeemable Preferred Stock. These preferred shares have specific preferred rights over the common shares with regard to dividends, conversion and liquidation. At this time no person has the right to acquire any Series B Preferred shares and none are outstanding. On September  28, 2004, we redeemed the $50 million of 8 5/8% Series B Preferred Units that were issued in September of 1999.

      Preferred stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Prior to the issuance of each series, subject to the provisions of our charter regarding restrictions on transfer of stock, the Board of Directors is required by Maryland law and our charter to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law.

      The following description of our preferred stock sets forth the general terms and provisions of our preferred stock to which any prospectus supplement may relate. You should refer to the prospectus supplement relating to the preferred stock being offered for specific terms of and other information concerning the preferred stock, including:

•	the title of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate, period and/or payment date or method of calculation applicable to the preferred stock;

•	whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock;

•	any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	whether liquidation preferences on preferred stock will be counted as liabilities of ours in determining whether distributions to junior stockholders can be made under Maryland law;

•	any limitations on issuance of any series or class of preferred stock ranking senior to or on a parity with such series or class of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

      Rank. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•	senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding us of our affairs;

•	on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

      For these purposes, the term “equity securities” does not include convertible debt securities.

      Dividends. Holders of shares of our preferred stock of each series or class shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

      Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of such series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

      If any shares of preferred stock of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

•	if the series or class of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of such series or class for all past dividend periods and the then current dividend period; or

•	if the series or class of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred stock of such series or class.

      When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and such other series or class of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and such other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series or class that may be in arrears.

      Except as provided in the immediately preceding paragraph, unless:

•	if that series or class of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

•	if that series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation, nor shall the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation).

      Any dividend payment made on shares of a series or class of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

      Redemption. If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

      The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

      Notwithstanding the foregoing, unless:

•	if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

•	if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

      If fewer than all the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid fractional shares) or any other equitable method determined by us, provided that any such method would not adversely affect our REIT status.

      Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred stock in the open market, by tender or by private agreement.

      Liquidation Preference. Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If liquidating distributions shall have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

      Voting Rights. Holders of our preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

      Unless provided otherwise for any series or class of preferred stock, so long as any shares of any class or series of preferred stock remain outstanding, we shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of any class or series of preferred stock outstanding at the time that is affected by the following, given in person or by proxy, either in writing or at a meeting (with each series or class of preferred stock that is affected by the following voting separately as a class):

•	Authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares;

•	Amend, alter or repeal any of the provisions of our charter, including the articles supplementary for such series or class of preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of such series or class of preferred stock or the holders thereof; or

•	Enter into any share exchange that affects such series or class of preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us,

unless in each such case described in this paragraph each share of such series or class of preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption identical to those of such series or class of preferred stock; provided that any amendment to our charter to authorize any increase in the amount of the authorized preferred stock or common stock or the issuance of any other class or series of preferred stock or any increase in the amount of authorized or outstanding shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series or class with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the series or class of preferred stock or the holders thereof.

      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of such series or class of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect the redemption.

      Conversion Rights. The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

      Transfer Agent. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Power to Issue Additional Shares of Common Stock and Preferred Stock

      Our Board of Directors has the power to authorize the issuance of additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock and preferred stock and thereafter to cause Arden Realty to issue those shares of stock in possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by the stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which the securities may be listed or traded. Thus, the Board of Directors could authorize the issuance of a class or series of stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for holders of common stock or otherwise be in their best interest.

Power to Reclassify Stock

      The charter authorizes the Board of Directors to classify any unissued shares of stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, the Board is required, subject to the provisions of the charter regarding the restrictions on transfer of stock, to establish the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to transferability, dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the Board could authorize the issuance of shares of stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Restrictions on Ownership and Transfer

      For Arden Realty to qualify as a REIT for federal income tax purposes, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals and certain types of entities during the last half of a taxable year. In addition, if Arden Realty, or an owner of 10% or more of Arden Realty, actually or constructively owns 10% or more of a tenant of Arden Realty or a tenant of any partnership in which Arden Realty is a partner, the rent received by Arden Realty from such tenant will not be qualifying income for purposes of the REIT gross income tests. Arden Realty’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

      To assist Arden Realty in complying with the federal income tax requirements for REIT qualification, Arden Realty’s charter contains restrictions on the stock that a person may own and transfer. The charter provides that, subject to specified exceptions, no person or entity may own or be deemed to own by virtue of the beneficial ownership provisions more than 9.0%, by value or number of shares, whichever is more restrictive, of the outstanding shares of common stock. The charter further provides that, subject to specified exceptions, no person or entity may own or be deemed to own by virtue of the constructive ownership provisions, more than 9.8%, by value or number of shares whichever is more restrictive, of the outstanding shares of common stock. The ownership rules are complex, and may cause shares of common stock owned actually, beneficially or constructively by a group of related individuals or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than specified ownership limits of common stock by an individual or entity, or the acquisition of an interest in an entity that actually, beneficially or constructively owns common stock could cause that individual or entity, or another individual or entity, to own beneficially or constructively in excess of the ownership limits of the outstanding common stock and thus subject those shares to the ownership limit. The Board of Directors may, but is not required to, waive the beneficial ownership limit with respect to a particular stockholder if it determines that the stockholder’s ownership will not jeopardize Arden Realty’s status as a REIT. As a condition of any waiver, the Board of Directors may require opinions of counsel satisfactory to it, a ruling from the Internal Revenue Service and undertakings or representations from the applicant with respect to preserving Arden Realty’s REIT status. The Board of Directors has obtained undertakings and representations from Mr. Ziman and, as a result, has waived the ownership limit with respect to the Ziman family and entities affiliated with them. The Ziman family and their affiliated entities are permitted to own in the aggregate, actually or constructively, up to 13%, by number of shares or by value, whichever is more restrictive, of the common stock.

      The charter further prohibits:

•	Any person from beneficially or constructively owning shares of Arden Realty stock that would result in Arden Realty being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause Arden Realty to fail to qualify as a REIT; and

•	Any person from transferring shares of stock if the transfer would result in shares of stock being owned by fewer than 100 persons.

Any person who acquires or intends to acquire actual or constructive ownership of shares of stock that may violate any of the above restrictions on transfer and ownership is required to give notice immediately and provide Arden Realty with any information it requests in order to determine the effect of the transfer on its status as a REIT.

      The foregoing restrictions on transfer and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of Arden Realty to continue to qualify as a REIT and the determination is approved by a two-thirds vote of Arden Realty’s stockholders as required by the charter. Except as otherwise described above, any change in the ownership limit would require an amendment to the charter.

      Any attempted transfer of Arden Realty’s common stock which, if effective, would result in a violation of the above limitations, will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of Arden Realty’s common stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of one or more charitable beneficiaries, each of which will be a non-profit organization designated by Arden Realty. Any dividend or other distribution paid prior to Arden Realty’s discovery that shares of common stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority:

•	to rescind as void any vote cast by the proposed transferee prior to Arden Realty’s discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

      However, if Arden Realty has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

      Within 20 days of receiving notice from Arden Realty that shares of Arden Realty’s common stock have been transferred to the trust, the trustee is required to sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of:

•	the price paid by the proposed transferee for the shares or, if the proposed transferee did not purchase the shares in connection with the event causing the shares to be held in the trust at the market price, the market price, as determined by the charter, of the shares on the day of the event causing the shares to be held in the trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to Arden Realty’s discovery that shares of Arden Realty common stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust and to the extent that the proposed transferee received an amount for the shares that exceeds the amount it was entitled to receive, the excess will be paid to the trustee upon demand.

      In addition, shares of stock held in the trust will be deemed to have been offered for sale to Arden Realty, or its designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, if the proposed transferee did not purchase the shares at market price, the market price at the time of the devise or gift; and

•	the market price on the date Arden Realty, or its designee, accepts the offer.

Arden Realty will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to Arden Realty, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

      If any purported transfer of shares of common stock would cause Arden Realty to be beneficially owned by fewer than 100 persons, that transfer will be null and void in its entirety, and the intended transferee will acquire no rights to the stock.

      All certificates representing shares of common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of Arden Realty that might involve a premium price for holders of common stock or otherwise be in their best interest.

      Every owner of a specified percentage or more of the outstanding shares of common stock must file a completed questionnaire with Arden Realty containing information regarding their ownership of the shares. Under current Treasury Department regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of Arden Realty’s shares. In addition, each stockholder will upon demand be required to disclose to Arden Realty in writing any information that Arden Realty may request in order to determine the effect, if any, of the stockholder’s actual, beneficial and constructive ownership of common stock on Arden Realty’s status as a REIT and to ensure compliance with the ownership and transfer limits or any other limit as provided by the charter or as otherwise permitted by the Board of Directors.

DESCRIPTION OF IMPORTANT PROVISIONS OF THE

OPERATING PARTNERSHIP AGREEMENT

      The following summary sets forth the material terms of the operating partnership agreement. This summary is not complete and is qualified in its entirety by reference to the operating partnership agreement.

Management

      The operating partnership is organized as a Maryland limited partnership pursuant to the terms of its partnership agreement. Arden Realty, as its sole general partner, has full, exclusive and complete responsibility and discretion in the operating partnership’s management and control, subject to specified limited exceptions. The limited partners have no authority to transact business for the operating partnership or participate in its management activities or decisions.

Units

      Each of the partners owns partnership units, generally referred to as OP Units. As of January 12, 2005 there were 67,997,458 common OP Units outstanding, of which Arden Realty owned 66,325,704 common OP Units, all of which correspond to the issued and outstanding common stock of Arden Realty. Certain individuals and entities own our remaining common OP Units, including Messrs. Ziman and Victor J. Coleman, Arden Realty’s Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, together with other entities and persons. Each limited partner holding common OP Units is entitled to cause us to redeem the limited partner’s common OP Units for cash. We may, however, elect to exchange those common OP Units for shares of Arden Realty’s common stock on a one-for-one basis, subject to certain limitations, instead of paying cash. With each redemption or exchange of common OP Units, Arden Realty’s percentage interest in the operating partnership will increase. A partner’s percentage ownership is determined by dividing the number of common OP Units held by the partner by the total number of common OP Units outstanding.

Distributions; Allocations of Income and Loss

      In general, all distributions will be made, and all items of the operating partnership’s income and loss will be allocated, to the holders of common OP Units in proportion to the number of common OP Units held by each unit holder. Some limited partners have agreed to guarantee some of the operating partnership’s debt, either directly or indirectly through an agreement to make capital contributions to the operating partnership under limited circumstances. As a result, and notwithstanding the above discussion of allocations of income and loss to holders of common OP Units, these limited partners could, under limited circumstances, be allocated a disproportionate amount of net loss, which net loss would have otherwise been allocable to Arden Realty.

Transferability of Interests

      Except for a transaction described in the following two paragraphs, Arden Realty may not voluntarily withdraw from the operating partnership, or transfer its interest in the operating partnership, without the consent of all the holders of the common OP Units.

      Arden Realty may not merge or combine with another entity, sell all or substantially all of its assets or reclassify, recapitalize or change its outstanding equity interests unless the proposed transaction has been approved by holders of more than 66% of the common OP Units, including the common OP Units held by Arden Realty. In connection with that proposed transaction, all limited partners must receive, or have the option to receive, cash, securities or other property equal to the product of the number of shares of Arden Realty common stock into which each common OP Unit is then exchangeable times the greatest amount of cash, securities or other property proposed to be paid to the holder of each share of common stock of Arden Realty in the proposed transaction. If, in connection with the proposed transaction, a purchase, tender offer or exchange offer was accepted by the holders of more than 50% of the outstanding shares of common stock, each holder of common OP Units will receive, or will have the option to receive, the greatest amount of cash, securities or other property which that holder would have received had it exercised its right to redemption and received shares of common stock of Arden Realty in exchange for its common OP Units immediately prior to the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender offer or exchange offer.

      Notwithstanding the foregoing paragraph, Arden Realty may merge or combine its assets with another entity if, immediately after the merger or combination, substantially all of the assets of the surviving entity, other than common OP Units held by Arden Realty, are contributed to the operating partnership as a capital contribution in exchange for common OP Units with a fair market value, as reasonably determined by Arden Realty, equal to the agreed value of the assets contributed.

      Arden Realty is required to use its commercially reasonable efforts to structure any proposed transaction described above to avoid causing the limited partners to recognize gain for federal income tax purposes. A partner’s sole remedy for a breach by Arden Realty of this obligation is a claim for money damages.

Capital Contributions

      If the operating partnership requires additional funds at any time or from time to time in excess of the funds available to it from borrowing or contributed capital, and Arden Realty borrows funds, then Arden Realty will lend those funds to the operating partnership on comparable terms and conditions. Arden Realty may contribute the amount of any required funds not loaned to the operating partnership as an additional capital contribution to the operating partnership. If Arden Realty contributes additional capital, Arden Realty’s partnership interest in the operating partnership will be increased on a proportionate basis based upon the amount of that additional capital contribution and the operating partnership’s value at the time of the contributions. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by Arden Realty. Arden Realty’s rights to make loans or additional capital contributions to the operating partnership are generally subject to Mr. Ziman’s right to fund the loan or capital contribution on a pro rata basis so long as Mr. Ziman is Arden Realty’s Chief Executive Officer and holds a limited partnership interest in the operating partnership. See “Issuance of Additional Common OP Units, Common Stock or Convertible Securities.”

Redemption/ Exchange Rights

      Limited partners may require the operating partnership to redeem part or all of their common OP Units for an amount of cash equal to the fair market value of an equivalent number of shares of Arden Realty’s common stock at the time of the redemption. The operating partnership may, however, in its sole and absolute discretion, elect to cause Arden Realty to exchange those common OP Units for shares of Arden Realty’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of specified rights, specified extraordinary distributions and similar events. Arden Realty presently anticipates that it would elect to issue its common stock in exchange for common OP Units rather than pay cash for the common OP Units, subject to the ownership and transfer limitations established to maintain its status as a REIT. With each redemption or exchange, Arden Realty’s percentage ownership interest in the operating partnership would increase.

Issuance of Additional Common OP Units, Common Stock or Convertible Securities

      As the general partner, Arden Realty has the ability to cause the operating partnership to issue additional common OP Units. In addition, Arden Realty may, from time to time, issue additional shares of its common stock or convertible securities. In either event, Mr. Ziman, the Chairman of the Board and Chief Executive Officer of Arden Realty, pursuant to the partnership agreement and a Miscellaneous Rights Agreement, between Mr. Ziman, Namiz, Inc., Arden Realty and the operating partnership, will have proportional purchase rights which will enable him to maintain his overall percentage ownership of the combined equity of Arden Realty and the operating partnership, assuming the exchange of all common OP Units for common stock. Mr. Ziman’s proportional purchase rights may be exercised in his discretion at a price per share or other trading unit of the common OP Units, common stock or convertible securities to be received by Arden Realty or the operating partnership in the issuance, less any underwriting discounts and commissions, and otherwise on the same terms as may be applicable to those issuances. These proportional purchase rights require that Mr. Ziman be the Chief Executive Officer of Arden Realty at the time of the exercise and hold a limited partnership interest in the operating partnership. These rights do not apply to:

•	transactions under Arden Realty’s employee stock plans;

•	shares issued pursuant to an exchange of common OP Units for shares of Arden Realty’s common stock; or

•	in connection with any issuance of Arden Realty’s common stock or common OP Units incident to an acquisition of properties, assets or a business.

Tax Matters Partner

      Arden Realty is the operating partnership’s tax matters partner. It has authority, in its sole and absolute discretion, to make tax elections under the Internal Revenue Code on the operating partnership’s behalf.

Operations

      The partnership agreement provides that all business activities of Arden Realty, including all activities pertaining to the acquisition and operation of office properties, must be conducted through the operating partnership. The operating partnership must operate in a manner that will enable Arden Realty to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability. As a result, the operating partnership’s net operating cash revenue, as well as its net sales and refinancing proceeds, will be distributed at least quarterly pro rata in accordance with the partners’ percentage interests. Subject to specific exceptions, the operating partnership will pay or reimburse Arden Realty for all costs and expenses relating to the operations of Arden Realty.

Term

      The operating partnership will continue in full force and effect until December 31, 2096, or until sooner dissolved:

•	upon the bankruptcy, dissolution, withdrawal, termination or incapacity of Arden Realty as general partner, unless the limited partners other than Arden Realty elect to continue the operating partnership’s existence;

•	by election of Arden Realty;

•	pursuant to an entry of a decree of judicial dissolution;

•	upon the sale or other disposition of all or substantially all of the operating partnership’s assets for cash or marketable securities or redemption of all OP Units; or

•	as otherwise provided by law.

Indemnification

      To the extent permitted by law, the partnership agreement provides for indemnification and advance of expenses of Arden Realty and its officers and directors similar to indemnification and advance of expenses provided to officers and directors of Arden Realty in its charter and bylaws and provides that Arden Realty will not be liable to the operating partnership and the partners if it acted in good faith.

IMPORTANT PROVISIONS OF MARYLAND LAW AND

ARDEN REALTY’S CHARTER AND BYLAWS

      The following summary of important provisions of Maryland law and of Arden Realty’s charter and bylaws is not complete and is qualified in its entirety by reference to Maryland law and to Arden Realty’s charter and bylaws.

      Arden Realty’s charter and the bylaws contain provisions that could make more difficult the acquisition of Arden Realty by means of a tender offer, a proxy contest or otherwise. These provisions and provisions of Maryland law regarding business combinations and control share acquisitions could delay, defer or prevent a transaction or a change in control of Arden Realty that might involve a premium price for stockholders or otherwise be in their best interest. These provisions are expected to discourage some types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Arden Realty to negotiate first with the Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging these proposals because, among other things, negotiation of these proposals might result in an improvement of their terms. See also “Description of Stock — Restrictions on Transfer.”

Board of Directors — Number, Classification, Vacancies

      The bylaws provide that the number of directors of Arden Realty may be established by the Board of Directors but may not be fewer than five nor more than 11. The Board of Directors has set the number of directors at seven and all seven seats of the board are currently filled. Maryland law provides that stockholders may fill a vacancy on the board of directors which results from the removal of a director. Any other vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors. However, as long as Arden Realty has a class of securities registered under the Exchange Act and at least three independent directors, the Board of Directors may elect on behalf of Arden Realty to be subject to provisions of the Maryland law which would allow the Board of Arden Realty to provide that any vacancy on the Board, including a vacancy which results from stockholder removal or an increase in the number of directorships, may be filled only by a majority of the remaining directors and that any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

      Pursuant to the charter, the directors are divided into three classes. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of Arden Realty, even though a tender offer or change in control might be in the best interest of the stockholders.

Removal of Directors

      The charter provides that, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, any director may be removed only for cause, as defined in the charter, and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in the bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by the removal with their own nominees.

Business Combinations

      Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

      A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which it otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

      After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

      The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

      In September 1996, the Board of Directors of Arden Realty, resolved to opt out of the business combination statute. The Board further resolved that it shall not resolve to opt back in to the statute unless the opt in resolution is conditioned upon the approval of the holders of a majority of the shares of common stock.

Control Share Acquisitions

      Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to specific exceptions.

      A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of specific conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to specific conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

      The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a provision contained in the charter or bylaws of the corporation and adopted at any time before acquisition of the shares.

      Arden Realty’s bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of Arden Realty stock. In September 1996, Arden Realty’s Board resolved that an amendment to this provision of the bylaws shall only be effective if it is conditioned upon the approval of the holders of a majority of the shares of common stock.

      In addition, Maryland law provides that the duties of directors do not require them to:

•	accept, recommend, or respond to any proposal by a person seeking to acquire control;

•	make a determination under the Maryland Business Combination Statute or the Control Share Acquisition Statute, as described in this prospectus;

•	elect or refrain from electing to be subject to any or all of certain “elective provisions,” applicable if Arden Realty has a class of securities registered under the Exchange Act and at least three independent directors, which would permit the Board, without stockholder approval and regardless of any charter or bylaws provision to the contrary, to take certain actions designed to protect against unsolicited takeovers ; or

•	act or fail to act solely because of: (i) the effect the act or failure to act may have on an acquisition or potential acquisition of control; or (ii) the amount or type of consideration that may be offered or paid to stockholders in an acquisition.

      Maryland law also establishes a presumption that the act of a director satisfies the statutory standard of conduct. A director must perform his or her duties in good faith, in a manner that he reasonably believes is in the best interests of the corporation and with the care of an ordinarily prudent person under similar circumstances. In addition, an act of a director relating to or affecting an acquisition or a potential acquisition of control is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a director.

Amendment to the Charter

      The charter, including its provisions on classification of the Board of Directors, restrictions on transferability of shares of common stock and removal of directors, may be amended only if advised by the Board and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. However, the provisions of the charter relating to authorized shares of stock and the classification and reclassification of shares of common stock and preferred stock may be amended if advised by the Board and approved by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter.

Dissolution of Arden Realty

      Under Maryland law, the dissolution of Arden Realty must be advised by the Board and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

      The bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to Arden Realty’s notice of the meeting;

•	by or at the direction of the Board of Directors; or

•	by a stockholder, who was a stockholder of record both at the time of giving the stockholder’s notice required by the Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

      The bylaws also provide that with respect to special meetings of the stockholders, only the business specified in Arden Realty’s notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only:

•	pursuant to Arden Realty’s notice of the meeting;

•	by or at the direction of the Board of Directors; or

•	provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder, who was a stockholder of record at the time of giving the stockholder’s notice required by the Bylaws, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of material federal income tax considerations regarding us, including Arden Realty’s election to be treated as a REIT. This summary is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent it constitutes matters of law, summaries of legal matters, or legal conclusions, is the opinion of Latham &Watkins LLP. The tax treatment of a holder of any of the securities offered pursuant to this prospectus will vary depending upon the terms of the specific securities acquired by a holder, as well as his or her particular situation. The following discussion does not attempt to address any aspect of federal income taxation relating to holders of any securities offered hereunder. We may provide additional federal income tax considerations relevant to holders of the securities in the prospectus supplement relating to those securities.

      The information in this section is based on:

•	the Internal Revenue Code of 1986, as amended;

•	current, temporary and proposed treasury regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, treasury regulations, administrative interpretations and practices and court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or if challenged, will be sustained by a court. This summary does not discuss any state, local or foreign tax considerations.

      You are advised to consult the applicable prospectus supplement, as well as your tax advisor, regarding the specific tax consequences to you of (i) the acquisition, ownership and sale or other disposition of our securities, including the federal, state, local, foreign and other tax consequences of such acquisition, ownership and sale or other disposition, (ii) Arden Realty’s election to be taxed as a REIT for federal income tax purposes, and (iii) potential changes in applicable tax laws.

Taxation of Arden Realty

      General. Arden Realty elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year ended December 31, 1996. We believe Arden Realty has been organized and has operated in a manner which allows it to qualify for taxation as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1996. Arden Realty intends to continue to operate in this manner. However, Arden Realty’s qualification and taxation as a REIT depends upon its ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels, and diversity of stock ownership. Accordingly, no assurance can be given that Arden Realty has operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”

      The sections of the Internal Revenue Code that relate to the qualification and operation as a REIT are highly technical and complex. The following describes the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the Internal Revenue Code, relevant rules and treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and treasury regulations.

      Latham & Watkins LLP has acted as Arden Realty’s tax counsel in connection with this prospectus and Arden Realty’s election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to Arden Realty, dated as of the date hereof, to the effect that, commencing with its taxable year ended December 31, 1996, Arden Realty has been organized and has operated in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. Latham & Watkins LLP has no obligation to update this opinion subsequent to the date it was rendered. Such opinion was based on various factual assumptions relating to Arden Realty’s organization and operation, including matters relating to the operating partnership, and was conditioned upon certain representations made by Arden Realty as to factual matters. In addition, such opinions was based upon Arden Realty’s factual representations as set forth in this prospectus. Moreover, Arden Realty’s qualification and taxation as a REIT depends upon its ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, including, through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, the actual results of Arden Realty’s operation during any particular taxable year may not satisfy those requirements. See “— Failure to Qualify.” Further, the anticipated income tax treatment described in the prospectus or in any prospectus supplement or supplements may be changed, perhaps retroactively, by legislation, administrative or judicial action at any time.

      Provided Arden Realty qualifies for taxation as a REIT, it generally will not be required to pay federal corporate income taxes on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. Arden Realty will be required to pay federal income tax, however, as follows:

•	Arden Realty will be required to pay tax at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

•	Arden Realty may be required to pay the “alternative minimum tax” on its items of tax preference under some circumstances.

•	If Arden Realty has: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, Arden Realty will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	Arden Realty will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If Arden Realty fails to satisfy the 75% or the 95% gross income tests discussed below, but has otherwise maintained its qualification as a REIT because certain other requirements are met, Arden Realty will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% gross income test described below and (ii) the amount by which 95% of its gross income (90% for its taxable years ending on or before December 31, 2004) exceeds the amount qualifying under the 95% gross income test described below, multiplied by (b) a fraction intended to reflect its profitability.

•	If Arden Realty fails to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and it nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•	If Arden Realty fails to satisfy any provision of the Internal Revenue Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of asset tests described below) and the violation is due to reasonable cause, it may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	Arden Realty will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year at least the sum of (a) 85% of its real estate investment trust ordinary income for the year, (b) 95% of its real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

•	If Arden Realty acquires any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in its hands is determined by reference to the basis of the asset in the hands of the C corporation, and Arden Realty subsequently recognizes gain on the disposition of the asset during the ten-year period beginning on the date on which it acquired the asset, then it will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) its adjusted basis in the asset, in each case determined as of the date on which Arden Realty acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making appropriate elections under the treasury regulations then in effect.

•	Arden Realty will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions,” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. See “— Penalty Tax.” Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

      Requirements for Qualification as a REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence beneficial ownership;

(3) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

      The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

      We believe that Arden Realty has satisfied conditions (1) through (7) inclusive during the relevant time periods. In addition, the charter provides for restrictions regarding ownership and transfer of its shares. These restrictions, described above in “Description of Stock — Restrictions on Transfer,” are intended to assist Arden Realty in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions may not ensure that Arden Realty will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If Arden Realty fails to satisfy these share ownership requirements, except as provided in the next sentence, its status as a REIT will terminate. If, however, Arden Realty complies with the rules contained in the treasury regulations that require it to ascertain the actual ownership of its shares, and Arden Realty does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, it will be treated as having met this requirement. See “— Failure to Qualify.”

      In addition, Arden Realty may not maintain its status as a REIT unless its taxable year is the calendar year. Arden Realty has and will continue to have a calendar taxable year.

      Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. Arden Realty owns and operates one or more properties through partnerships and limited liability companies. Treasury regulations provide that if Arden Realty is a partner in a partnership, it will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Arden Realty also will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in Arden Realty’s hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which Arden Realty directly or indirectly owns an interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. Thus, Arden Realty’s proportionate share of the assets and items of income of the operating partnership, including the operating partnership’s share of these items for any partnership in which it owns an interest, are treated as Arden Realty’s assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. Arden Realty has included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in “— Tax Aspects of the Partnerships.” Arden Realty controls the operating partnership and its subsidiary partnerships and will continue to operate them in a manner consistent with the requirements for qualification as a REIT. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities or arrangements that are treated as partnerships for federal tax purposes.

      In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies. If such a partnership or limited liability company were to take actions which could jeopardize Arden Realty’s status as a REIT or require Arden Realty to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause Arden Realty to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, Arden Realty could fail to qualify as a REIT unless entitled to relief, as described below.

      Arden Realty may from time to time own and operate certain properties through wholly owned subsidiaries that it intends to be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as a qualified REIT subsidiary if Arden Realty owns 100% of its outstanding stock and if Arden Realty does not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus, any qualified REIT subsidiaries owned by Arden Realty are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as the assets, liabilities and items of income, deduction and credit of Arden Realty. A qualified REIT subsidiary is not required to pay federal income tax, and Arden Realty’s ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities of any one issuer that constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of Arden Realty’s total assets, as described below under “— Asset Tests.”

      Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to regular federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. See “— Asset Tests.” A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below, and their operations will be subject to the provisions described above. See “— Asset Tests.” We currently hold interests in several taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future.

      Income Tests. Arden Realty must satisfy two gross income requirements annually to maintain its qualification as a REIT:

First, each taxable year Arden Realty must derive directly or indirectly at least 75% of its gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including “rents from real property” and, in some circumstances, interest, or (b) some types of temporary investments; and

Second, each taxable year Arden Realty must derive at least 95% of its gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, or (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing.

      For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “interest,” however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

      Rents Arden Realty receives from a tenant will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	Arden Realty, or an actual or constructive owner of 10% or more of its stock, does not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary of Arden Realty, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Pursuant to the American Jobs Creation Act of 2004 (the “2004 Act”), signed into law by President Bush on October 22, 2004, whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease.

Notwithstanding the foregoing, however, under the 2004 Act, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which Arden Realty owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•	Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	We generally must not operate or manage our properties or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of noncustomary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

      Arden Realty generally does not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, Arden Realty may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that it determines, based on the advice of its tax counsel, that those actions will not jeopardize Arden Realty’s status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

      Income we receive that is attributable to the rental of parking spaces at the properties will generally constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary. With the exception of one parking facility we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

      From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by treasury regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Internal Revenue Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize Arden Realty’s status as a REIT.

      To the extent Arden Realty’s taxable REIT subsidiaries pay dividends, Arden Realty generally will derive its allocable share of such dividend income through its interest in the operating partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test. We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

      If Arden Realty fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. Commencing with Arden Realty’s taxable year beginning January 1, 2005, it generally may avail itself of the relief provisions if:

•	following its identification of the failure to meet the 75% or 95% gross income tests for any taxable year, it files a schedule with the Internal Revenue Service setting forth each item of its gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with treasury regulations to be issued; and

•	the failure to meet these tests was due to reasonable cause and not due to willful neglect.

      For Arden Realty’s taxable years ending on or before December 31, 2004, it generally may avail itself of the relief provisions if:

•	its failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	it attaches a schedule of the sources of its income to its federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

      It is not possible, however, to state whether in all circumstances Arden Realty would be entitled to the benefit of these relief provisions. For example, if it fails to satisfy the gross income tests because nonqualifying income that it intentionally accrues or receives exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that Arden Realty’s failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, Arden Realty will not qualify as a REIT. As discussed above in “— Taxation of Arden Realty — General,” even if these relief provisions apply, and Arden Realty retains its status as a REIT, a tax would be imposed with respect to its nonqualifying income. Arden Realty may not always be able to maintain compliance with the gross income tests for REIT qualification despite its periodic monitoring of its income.

      Prohibited Transaction Income. Any gain realized by Arden Realty on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including its share of any such gain realized by the operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect Arden Realty’s ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with the operating partnership’s investment objectives. However, the Internal Revenue Service may contend that some or all of the sales made by the operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. If the Internal Revenue Service were to prevail in such a position, Arden Realty would be required to pay the 100% penalty tax on its allocable share of the gains resulting from any such sales.

      Penalty Tax. Any redetermined rents, redetermined deductions or excess interest Arden Realty generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of Arden Realty’s taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

      We believe that, in all instances in which Arden Realty’s taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm’s-length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, Arden Realty would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

      Asset Tests. At the close of each quarter of its taxable year, Arden Realty also must satisfy four tests relating to the nature and diversification of its assets.

      First, at least 75% of the value of its total assets, including its allocable share of the assets held by the partnerships and limited liability companies in which it owns an interest, must be represented by real estate assets, cash, cash items, and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date Arden Realty received these proceeds.

      Second, not more than 25% of Arden Realty’s total assets may be represented by securities, other than those securities included in the 75% asset test.

      Third, of the investments included in the 25% asset class, and except for investments in REITs, qualified REIT subsidiaries, and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of Arden Realty’s total assets, and Arden Realty may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, certain “straight debt” securities, having specified characteristics. Under the 2004 Act, certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, under the 2004 Act, solely for purposes of the 10% value test, the determination of Arden Realty’s interest in the assets of a partnership or limited liability company in which it owns an interest will be based on its proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. This provision of the 2004 Act is effective commencing with our taxable year beginning January 1, 2005. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

      Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

      After initially meeting the asset tests at the close of any quarter, Arden Realty will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If Arden Realty fails to satisfy the asset tests because it acquires securities or other property during a quarter, it may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in Arden Realty’s interests in the operating partnership or any other partnership or limited liability company in which it directly or indirectly owns an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company. Arden Realty believes it has maintained and intends to continue to maintain adequate records of the value of its assets to ensure compliance with the asset tests. In addition, it intends to take such actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. With respect to its taxable years ended on or before December 31, 2004, if Arden Realty failed to cure any noncompliance with the asset tests within this 30-day time period, it would cease to qualify as a REIT.

      Commencing with its taxable year beginning January 1, 2005, certain relief provisions may be available to Arden Realty if it fails to satisfy the asset tests described above after the 30 day cure period. Under these provisions, Arden Realty will be deemed to have met the 5% and 10% REIT asset tests if the value of its nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter or (b) $10,000,000, and (ii) it disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, Arden Realty may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

      Although Arden Realty plans to take steps to ensure that it satisfies the tests described above, there can be no assurance that such steps will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer. If Arden Realty fails to cure any noncompliance with the asset tests in a timely manner, and cannot avail itself of the relief provisions described above, Arden Realty would cease to qualify as a REIT.

      Annual Distribution Requirements. To maintain its qualification as a REIT, Arden Realty is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of:

•	90% (95% for taxable years beginning before January 1, 2001) of its “real estate investment trust taxable income”; and

•	90% (95% for taxable years beginning before January 1, 2001) of its after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of its non-cash income items over 5% of its “real estate investment trust taxable income” as described below.

      For the purposes of this test, Arden Realty’s “REIT taxable income” is computed without regard to the dividends paid deduction and its net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

      In addition, if Arden Realty disposes of any asset it acquired from a corporation which is or has been a C corporation in a transaction in which its basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following its acquisition of such asset, it would be required to distribute at least 90% (95% for taxable years beginning before January 1, 2001) of the after-tax gain, if any, it recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date it acquired the asset over (b) its adjusted basis in the asset on the date it acquired the asset.

      Arden Realty must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by Arden Realty and received by its stockholders on December 31 of the year in which they are declared. In addition, at Arden Realty’s election, a distribution for a taxable year may be declared before it timely files its tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year.

These distributions are taxable to Arden Realty’s stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of its 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class. To the extent that Arden Realty does not distribute all of its net capital gain, or distribute at least 90% (95% for taxable years beginning before January 1, 2001), but less than 100%, of its “REIT taxable income,” as adjusted, it will be required to pay tax on such income at regular ordinary and capital gain corporate tax rates. Arden Realty believes it has made, and intends to continue to make, timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the operating partnership agreement authorizes Arden Realty, as general partner, to take whatever steps are necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit it to meet these distribution requirements.

      Arden Realty expects that its “REIT taxable income” will be less than its cash flow because of depreciation and other non-cash charges included in computing its “REIT taxable income.” Accordingly, Arden Realty anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy its distribution requirements. However, Arden Realty may not always have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining its taxable income. If these timing differences occur, Arden Realty may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

      Under some circumstances, Arden Realty may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which it may include in its deduction for dividends paid for the earlier year. Thus, Arden Realty may be able to avoid being taxed on amounts distributed as deficiency dividends. However, it will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

      In addition, Arden Realty will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of its REIT ordinary income for such year, 95% of its REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

      Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject Arden Realty to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

      Commencing with its taxable year beginning January 1, 2005, specified cure provisions will be available to Arden Realty in the event that it violates a provision of the Internal Revenue Code that would result in its failure to qualify as a REIT. These cure provisions would reduce the instances that could lead to Arden Realty’s disqualification as a REIT for violations due to reasonable cause and would instead generally require the payment of a monetary penalty. If Arden Realty fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be required to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Arden Realty fails to qualify as a REIT will not be deductible by it and Arden Realty will not be required to distribute any amounts to its stockholders. As a result, Arden Realty anticipates that its failure to qualify as a REIT would reduce the cash available for distribution by it to its stockholders. In addition, if Arden Realty fails to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of its current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Arden Realty will also be disqualified from taxation as a REIT for the four taxable years following the year during which it loses its qualification. It is not possible to state whether in all circumstances Arden Realty would be entitled to this statutory relief.

Tax Aspects of the Partnerships

      General. Substantially all of Arden Realty’s investments are held indirectly through the operating partnership and subsidiary partnerships and limited liability companies. In general, partnerships and limited liability companies are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. Arden Realty will include in its income its proportionate share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Arden Realty will include its proportionate share of assets held by the operating partnership and its subsidiary partnerships and limited liability companies.

      Entity Classification. Arden Realty’s ownership of an interest in the operating partnership and the subsidiary partnerships and limited liability companies involves special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for federal income tax purposes. If the operating partnership or one or more of its subsidiary partnerships or limited liability companies were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In this situation, the character of Arden Realty’s assets and items of gross income would change and prevent Arden Realty from satisfying the REIT asset tests and possibly the REIT income tests. This, in turn, would prevent Arden Realty from qualifying as a REIT. In addition, a change in the tax status of the operating partnership or its subsidiary partnerships or limited liability companies might be treated as a taxable event. If so, Arden Realty might incur a tax liability without any related cash distributions.

      Treasury regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification treasury regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The operating partnership and its subsidiary partnerships and limited liability companies intend to claim classification as partnerships under the final regulations. As a result, Arden Realty believes that these partnerships and limited liability companies will be classified as partnerships for federal income tax purposes.

      Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the treasury regulations. Generally, Section 704(b) of the Internal Revenue Code and the related treasury regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the treasury regulations thereunder.

      Tax Allocations With Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution as adjusted from time to time. These allocations are solely for federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. The operating partnership was formed by way of contributions of appreciated property. Moreover, subsequent to the formation of the operating partnership additional appreciated property has been contributed to it in exchange for partnership interests. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

      In general, the partners of the operating partnership who acquired their limited partnership interests through a contribution of appreciated property will be allocated depreciation deductions for tax purposes which are lower than these deductions would have been if they had been determined on a pro-rata basis. In addition, in the event of the disposition of any of the contributed assets which have an unrealized gain (or loss) attributable to a difference between the fair market or book value and the adjusted tax basis of the asset at the time of contribution, all income or loss attributable to this book-tax difference will generally be allocated to the limited partners who contributed the property. Arden Realty will generally be allocated only its share of income attributable to appreciation or depreciation, if any, occurring after the date of contribution to the operating partnership. These allocations will tend to eliminate the book-tax difference over the life of the operating partnership. However, the special allocation rules of Section 704(c) of the Internal Revenue Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnership may cause it to be allocated lower depreciation and other deductions. Arden Realty could possibly be allocated an amount of taxable income in the event of a sale of these contributed assets in excess of the economic or book income allocated to it as a result of the sale. This may cause it to recognize taxable income in excess of cash proceeds, which might adversely affect its ability to comply with the REIT distribution requirements.

      Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences, including retention of the “traditional method” or the election of other methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. Arden Realty has determined to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to the operating partnership and for some assets acquired subsequently. Arden Realty has not yet decided what method will be used to account for book-tax differences for properties acquired by the operating partnership in the future. Any property acquired by the operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

Other Tax Consequences

      State and Local Taxation. Arden Realty may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. Its state and local tax treatment may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION

      We may sell the securities offered pursuant to any prospectus supplement directly to one or more purchasers or to or through agents, underwriters or dealers, or through a combination of methods. We will name any underwriter, dealer or agent involved in the offer and sale of the securities in the applicable prospectus supplement.

      The securities may be distributed from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or negotiated prices.

      In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts, concessions or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

      We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

      We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for payments they are required to make. We will describe any indemnification agreements in the applicable prospectus supplement.

      Unless we specify otherwise in the related prospectus supplement, each series of securities offered will be a new issue with no established trading market, other than Arden Realty’s common stock which is listed on the New York Stock Exchange. If Arden Realty sells any shares of common stock pursuant to a prospectus supplement, the shares will be listed on the New York Stock Exchange subject to official notice of issuance. We may elect to list any series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, there may not be a liquid trading market for the securities.

      If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

      To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

      Some of the underwriters, dealers and agents, and their affiliates, may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS

      The validity of our debt securities offered in this prospectus will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California, and the validity of our common stock and preferred stock offered in this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland. In addition, the description of United States federal income tax considerations contained in “Material Federal Income Tax Considerations” is based upon the opinion of Latham & Watkins LLP. Latham & Watkins LLP will rely upon the opinion of Venable LLP, as to certain matters of Maryland law.

EXPERTS

      The consolidated financial statements of Arden Realty, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2003 and the consolidated financial statements of Arden Realty Limited Partnership appearing in its Annual Report on Form 10-K/ A for the year ended December 31, 2003, have been audited by Ernst &Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The following table itemizes the expenses incurred by the us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$76,621
Printing and Engraving Expenses	50,000
Legal Fees and Expenses (other than Blue Sky Fees and Expenses)	150,000
Blue Sky Fees and Expenses	10,000
Accounting Fees and Expenses	200,000
New York Stock Exchange Listing Fees	25,000
Trustee/ Issuing and Paying Agent Fees and Expenses	25,000
Fees of Rating Agencies	490,000
Miscellaneous Expenses	50,000

Total	$1,076,621

Item 15.	Indemnification of Directors and Officers

      The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and material to the cause of action. Arden Realty’s charter contains a provision which eliminates that kind of liability to the maximum extent permitted by Maryland law.

      The charter authorizes Arden Realty, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

(a) any present or former director or officer who is made a party to a proceeding by reason of his service in that capacity; or

(b) any individual who, while a director of and at the request of Arden Realty, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of that corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability which those persons may incur by reason of their status as a present or former director or officer of Arden Realty.

      The bylaws obligate Arden Realty, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

(a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

(b) any individual who, while a director and at the request of Arden Realty, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of that corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made a party to the proceeding by reason of his service in that capacity.

      The charter and the bylaws also permit Arden Realty to indemnify and advance expenses to any person who served a predecessor of Arden Realty in any of the capacities described above and to any employee or agent of Arden Realty or a predecessor of Arden Realty.

      The Maryland General Corporation Law requires a corporation, unless its charter provides otherwise which Arden Realty’s does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. A Maryland corporation is permitted to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

(b) the director or officer actually received an improper personal benefit in money, property or services; or

(c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

      A Maryland corporation, however, may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A Maryland corporation is permitted to advance reasonable expenses to a director or officer upon receipt by the corporation of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

      The operating partnership agreement also provides for indemnification and advance of expenses of Arden Realty and its officers and directors similar to the indemnification and advance of expenses provided to officers and directors of Arden Realty in its charter and bylaws, and provides that Arden Realty will not be liable to the operating partnership and its partners if it acted in good faith.

      Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore is unenforceable.

Item 16.	Exhibits

      See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings

      (a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales of their respective securities are being made under this registration statement, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrants hereby undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrants of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on January 14, 2005.

ARDEN REALTY, INC.

By:	/s/ RICHARD S. DAVIS

Richard S. Davis
Executive Vice President and Chief Financial
Officer

ARDEN REALTY LIMITED PARTNERSHIP

By: Arden Realty, Inc.
Its: General Partner

By:	/s/ RICHARD S. DAVIS

Richard S. Davis
Executive Vice President and Chief Financial
Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Richard S. Davis, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and for his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement pursuant to Rule 462(b)) to this registration statement on Form S-3 and to file the same with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on January 14, 2005.

Signature	Title

/s/ LESLIE E. BIDER Leslie E. Bider	Director

/s/ VICTOR J. COLEMAN Victor J. Coleman	President, Chief Operating Officer and Director

/s/ CARL D. COVITZ Carl D. Covitz	Director

/s/ RICHARD S. DAVIS Richard S. Davis	Executive Vice President and Chief Financial Officer

/s/ LARRY S. FLAX Larry S. Flax	Director

/s/ STEVEN C. GOOD Steven C. Good	Director

/s/ ALAN I. ROTHENBERG Alan I. Rothenberg	Director

/s/ RICHARD S. ZIMAN Richard S. Ziman	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.		Description

1	.1*	Underwriting Agreement dated August 18, 2004, by and among Arden Realty Limited Partnership, as the issuer, and Lehman Brothers Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as the underwriters.
3	.1*	Amended and Restated Articles of Incorporation as filed as an exhibit to Arden Realty’s registration statement on Form S-11 (No. 333-08163).
3	.2*	Articles Supplementary of Class A Junior Participating Preferred Stock as filed as an exhibit to the current report on Form 8-K, dated August 26, 1998.
3	.3*	Articles Supplementary of the 8 5/8 Series B Cumulative Redeemable Preferred Stock dated September 7, 1999, filed as an exhibit to Arden Realty’s annual report on Form 10-K dated March 27, 2000.
3	.4*	Bylaws of Arden Realty as filed as an exhibit to Arden Realty’s registration statement on Form S-11 (No. 333-08163).
3	.5*	Certificate of Amendment of the Bylaws of Arden Realty dated July 14, 1998, filed as an exhibit to Arden Realty’s quarterly report on Form 10-Q dated August 14, 1998.
3	.6*	Certificate of Amendment of the Bylaws of Arden Realty dated March 17, 2000, filed as an exhibit on Arden Realty’s quarterly report on Form 10-Q dated May 11, 2000.
3	.7*	Second Amended and Restated Agreement of Limited Partnership of Arden Realty Limited Partnership, dated September 7, 1999, filed as an exhibit to Arden Realty’s quarterly report on Form 10-Q filed with the SEC on November 15, 1999.
3	.8*	Admission of New Partners and Amendment to Limited Partnership Agreement entered into as of December 20, 2000, by and between Arden Realty Limited Partnership and the persons identified as the “New Partners” therein, filed as an exhibit to Arden Realty Limited Partnership’s annual report on Form 10-K filed with the SEC on March 30, 2001.
3	.9*	Second Amendment to Limited Partnership Agreement entered into as of September 13, 2003, by Arden Realty Limited Partnership, filed as an exhibit to Arden Realty Limited Partnership’s quarterly report on Form 10-Q filed with the SEC on November 13, 2003.
4	.1*	Indenture between Arden Realty Limited Partnership and The Bank of New York, as trustee, dated March 14, 2000 as filed as an exhibit to Arden Realty Limited Partnership’s registration statement on Form S-4 (No. 333-35406).
4	.2*	Form of Arden Realty Limited Partnership’s unsecured 8.875% senior note due 2005, dated March 17, 2000 filed as an exhibit to Arden Realty Limited Partnership’s registration statement on Form S-4 (No. 333-35406).
4	.3*	Form of Arden Realty Limited Partnership’s unsecured 9.150% senior note due 2010, dated March 17, 2000 filed as an exhibit to Arden Realty Limited Partnership’s registration statement on Form S-4 (No. 333-35406).
4	.4*	Form of Arden Realty Limited Partnership’s unsecured 8.50% senior note due 2010, dated November 20, 2000 as filed as an exhibit to Arden Realty Limited Partnership’s registration statement on Form S-4 (No. 333-53376).
4	.5*	Form of Arden Realty Limited Partnership’s 7.00% Note due 2007, dated November 9, 2002 as filed as an exhibit to Arden Realty Limited Partnership’s current report on Form 8-K filed on November 9, 2001.
4	.6*	Form of Arden Realty Limited Partnership’s 5.20% Note due September 1, 2011, dated August 27, 2004, filed as an exhibit to Arden Realty Limited Partnerships Form 8-K filed on August 27, 2004.
4	.7*	Officers’ certificate dated March 17, 2000 with respect to the terms of Arden Realty Limited Partnership’s 8.875% senior note due 2005 and 9.150% Senior Notes due 2010 as filed as an exhibit to Arden Realty’s annual report on Form 10-K filed on April 1, 2002.
4	.8*	Officers’ certificate dated November 20, 2000 with respect to the terms of Arden Realty Limited Partnership’s 8.50% Senior Notes due 2010 as filed as an exhibit to Arden Realty’s annual report on Form 10-K filed on April 1, 2002.

Exhibit No.		Description

4	.9*	Officer’s certificate dated November 9, 2001 with respect to the terms of Arden Realty Limited Partnership’s 7.00% Note due 2007, filed as an exhibit to Arden Realty Limited Partnership’s current report on Form 8-K filed on November 9, 2001.
4	.10*	Second Amendment to Rights Agreement, dated as of June 19, 2003, between Arden Realty and The Bank of New York, filed as an exhibit to Arden Realty’s current report on Form 8-K dated July 1, 2003.
4	.11*	Officer’s certificate dated August 27, 2004 pursuant to the Indenture with resolutions attached, with respect to the terms of Arden Realty Limited Partnership’s 5.20% Note due September 1, 2011, filed as an exhibit to Arden Realty Limited Partnerships Form 8-K filed on August 27, 2004.
5.1		Opinion of Venable LLP regarding the validity of the common stock and preferred stock.
5.2		Opinion of Latham & Watkins LLP regarding the validity of the debt securities.
8	.1**	Form of Opinion of Latham & Watkins LLP regarding tax matters.
12.1		Statement regarding computation of ratios.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Venable LLP (included in Exhibit 5.1).
23.3		Consent of Latham & Watkins LLP (included in Exhibits 5.2 and 8.1).
24.1		Power of Attorney (included on signature page to the registration statement).
25	.1***	Form T-1 Statement of Eligibility of Trustee.

   (*) Incorporated herein by reference.

  (**) Final opinion to be filed by amendment.

(***)	Filed as part of registration statement No. 333-63918 and incorporated herein by reference.